Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

VIRGIN GALACTIC HOLDINGS, INC.

FIRST: The name of the Corporation is Virgin Galactic Holdings, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 710,000,000 of which 700,000,000 shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares shall be Preferred Stock par value $0.0001 per share (the “Preferred Stock”). The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

(1)    Preferred Stock. Subject to the Stockholders’ Agreement (as defined below), the Board of Directors of the Corporation (the “Board”) is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series all to the fullest extent now or hereafter permitted by the GCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the GCL.

(2)    Common Stock.

(A)    General. The voting, dividend, liquidation, conversion and stock split rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

(B)    Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation (as in effect at the time in question) (the “By-laws”) and applicable law on all matters put to a vote of the stockholders of the Corporation.

(C)    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the GCL.

(D)    Dividends. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board to the holders of the then outstanding shares of Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

(E)    Liquidation. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding shares of Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
George Whitesides	166 North Roadrunner Parkway, Suite 1C, Lac Cruces, NM 88011

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)    The business and affairs of the Corporation shall be managed by or under the direction of the Board.

(2)    The Board is expressly empowered to adopt, amend or repeal, in whole or in part, the By-Laws of the Corporation (the “By-Laws”) in any manner not inconsistent with law, the By-Laws, this Certificate of Incorporation and that certain Stockholders’ Agreement of the Corporation as in effect from time to time, by and among the Corporation, the VG Holder, the SCH Holder and the CP Holder (each as defined in such Stockholders’ Agreement), dated as of October 25, 2019 (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Stockholders’ Agreement”).

(3)    The number of directors of the Corporation shall be, as from time to time fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)    In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, the Stockholders’ Agreement and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

(6)    Unless otherwise required by law, special meetings of stockholders of the Corporation, for any purpose or purposes, may be called by either (a) the Chairman of the Board, if there be one, (b) by the Board in the manner provided in the By-Laws or (c) so long as the Corporation qualifies as a “controlled company” under Section 303A of the NYSE Listed Company Manual (a “Controlled Company”), by the Secretary of

the Corporation upon the request, in writing, of any holder of record of at least 25% of the issued and outstanding shares of stock of the Corporation; provided, that the Board approves such holder’s request for a special meeting of stockholders of the Corporation (it being understood that such request in writing shall not be effective until such approval by the Board of Directors is obtained).

(7)    Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders. Subject to the Stockholders’ Agreement, any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or this Certificate of Incorporation and so long as the Corporation qualifies as a Controlled Company, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

(8)    So long as the Corporation does not qualify as a Controlled Company, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and the ability of the stockholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied.

(9)    The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article SIXTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article SIXTH. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(10)    The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate of Incorporation, the By-laws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph 10 shall only apply to Covered Persons in their capacity as Covered Persons.

SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation.

NINTH: If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

TENTH: The provisions of this Article TENTH are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means (i) the VG Holder and its affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as directors of the Corporation and (ii) the CP Holder and its affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as directors of the Corporation; provided, that Exempted Persons shall not include the Corporation, any of its subsidiaries or their respective officers or employees.

(1)    To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; provided, that the foregoing waiver of corporate opportunities by the Corporation contained in this sentence shall not apply to any such corporate opportunity that is expressly offered to a director of the Corporation in his or her capacity as such (which such opportunity the Corporation does not renounce an interest or expectancy in).

(2)    In addition to and notwithstanding the foregoing provisions of this Article TENTH, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that (x) the Corporation is not financially or legally able or contractually permitted to undertake or (y) is, from its nature, not in the line of the Corporation’s business , is of no practical advantage to it or that is one in which the Corporation has no reasonable interest or expectancy.

(3)    To the fullest extent permitted by law, no amendment or repeal of this Article TENTH in accordance with the provisions hereof shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article TENTH shall not limit or eliminate any protections or defenses otherwise available to, or any rights to indemnification or advancement of expenses of, any director or officer of the Corporation under this Certificate of Incorporation, the By-laws, any agreement between the Corporation and such officer or director, or any applicable law.

(4)    Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article TENTH.

ELEVENTH: The Corporation expressly elects not to be governed by Section 203 of the GCL.

TWELFTH: For as long as the Stockholders’ Agreement remains in effect, in the event of any conflict between the terms and provisions of this Certificate of Incorporation and those contained in the Stockholders’ Agreement, the terms and provisions of the Stockholders’ Agreement shall govern and control, except as provided otherwise by mandatory provisions of the GCL.

THIRTEENTH:

(1)    Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or related to any provision of the GCL or this Certificate of Incorporation or the By-Laws or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine; except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, the provisions of this Section 13.1 will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

(2)    If any provision or provisions of this Article THIRTEENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article THIRTEENTH (including, without limitation, each portion of any sentence of this Article THIRTEENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article

THIRTEENTH. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article THIRTEENTH with respect to any current or future actions or claims.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this      day of                     , 2019.

/s/ George Whitesides
George Whitesides Sole Incorporator

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